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Auditor's Consent

                                                                  EXHIBIT 10 (b)









               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" in the Prospectus Post-Effective Amendment Number 5 to the Registration Statement (Form N-4, No. 333-08345) of John Hancock Variable Annuity Account H.

We also consent to the inclusion of our reports dated February 10, 1999 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account H and dated February 19, 1999 on the financial statements included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 1998.


                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 1999